Exhibit 35


                      COUNTRYWIDE HOME LOANS SERVICING LP


                             OFFICERS' CERTIFICATE
                    ANNUAL STATEMENT OF THE MASTER SERVICER


                                  CWHEQ, INC.
                 CWHEQ HOME EQUITY LOAN TRUST, SERIES 2006-S2
          HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 2006-S2


      The undersigned does hereby certify that the undersigned is an officer of Countrywide GP, Inc., general partner of Countrywide Home Loans Servicing LP (the "Master Servicer"), and does hereby further certify pursuant to
Section 3.17 of the Pooling and Servicing Agreement for the above-captioned Series (the "Agreement") that:

(i) A review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under the Agreement has been made under my supervision; and

(ii) To the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout such calendar year.





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/s/ Craig Baingo                                     Dated: March 14, 2007
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Craig Baingo
Executive Vice President, Finance